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                                                                   EXHIBIT 10.5



                                    @PLAN.INC
                           SECOND AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN

SECTION 1. PURPOSE; DEFINITIONS.

         The purpose of the @Plan.Inc 1996 Stock Option Plan (the "Plan") is to enable @Plan.Inc, a Tennessee corporation (the "Corporation"), to attract, retain and reward directors, officers, key employees and consultants of the Corporation and other persons having a business relationship with the Corporation by offering such persons performance-based stock incentives and/or other equity interests in the Corporation. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         1.1 "Board" means the Board of Directors of the Corporation.

         1.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         1.3 "Common Stock" means the Corporation's Common Stock, no par value per share.

         1.4 "Disability" means disability as determined under the Corporation's long-term disability insurance policy or as otherwise determined by the Board from time to time.

         1.5 "Early Retirement" means retirement, for purposes of this Plan with the express consent of the Corporation at or before the time of such retirement, from active employment with the Corporation prior to age 65, in accordance with any applicable early retirement policy of the Corporation then in effect.

         1.6 "Fair Market Value" shall be determined by such method as the Board in good faith deems appropriate without regard to any restriction.

         1.7 "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         1.8 "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         1.9 "Normal Retirement" means retirement from active employment with the Corporation on or after age 65.



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         1.10 "Plan" means this @Plan.Inc 1996 Employee Stock Option Plan, as hereafter amended from time to time.

         1.11 "Retirement" means Normal or Early Retirement.

         1.12 "Stock Option" or "Option" means any option to purchase shares of Common Stock granted pursuant to Section 5 below.

SECTION 2. ADMINISTRATION.

         The Plan shall be administered by the Board or such committee of the Board as the Board shall direct. The Board shall have the authority to grant Stock Options, pursuant to the terms of the Plan, to directors, officers, key employees, consultants and other persons having a business relationship with the Corporation eligible under Section 4. In particular, the Board shall have the authority consistent with the terms of the Plan:

                  (a) to select the persons to whom Stock Options may from time to time be granted hereunder;

                  (b) to determine whether and to what extent Incentive Stock Options and/or Non-Qualified Stock Options, or any combination thereof, are to be granted hereunder to one or more eligible persons;

                  (c) to determine the number of shares to be covered by each such award granted hereunder;

                  (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Board shall determine, in its sole discretion);

                  (e) to determine whether and under what circumstances a Stock Option may be settled in cash or Common Stock;

                  (f) to determine whether, to what extent and under what circumstances Stock Option grants under the Plan are to be made; and

                  (g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.




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         The Board shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         All decisions made by the Board pursuant to the provisions of the Plan shall be made in the Board's sole discretion and shall be final and binding on all persons, including the Corporation and Plan participants.

SECTION 3. SHARES OF STOCK SUBJECT TO PLAN.

         The aggregate number of shares of Common Stock reserved and available for distribution under the Plan shall be 1,100,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares. The shares of Common Stock shall have no preemptive rights. Unless otherwise determined by the Board, the shares of Common Stock will be represented by certificate.

         If any shares of Common Stock subject to an outstanding Stock Option cease to be subject to such Stock Option, such shares shall again be available for distribution in connection with future awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, an appropriate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Option shall always be a whole number.

SECTION 4. ELIGIBILITY.

         Directors, officers, key employees, consultants and other persons having a business relationship with the Corporation who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation are eligible to be granted awards under the Plan.

SECTION 5. STOCK OPTIONS.

         Any Stock Option granted under the Plan shall be in such form as the Board may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Options may be granted only to individuals who are employees of the Corporation.



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         The Board shall have the authority to grant to any optionee (subject to the limitation set forth in the paragraph above) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable.

                  (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its subsidiary or parent corporations, not less than 110%) of the Fair Market Value of the Stock at grant, in the case of Incentive Stock Options, and not less than 50% of the Fair Market Value of the Stock at grant, in the case of Non-Qualified Stock Options.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Board, but no Incentive Stock Option shall be exercisable more than ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its subsidiary or parent corporations, more than five years) after the date the Option is granted.

                  (c) Exercisability. Except as set forth in Sections 6 and 7, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at or after grant. The Board may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Board provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Board shall determine, in its sole discretion.

                  (d) Method of Exercise. Subject to whatever exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.

                  Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part also may be made in the form of shares of Stock already owned by the optionee or shares of Stock subject to an Option granted hereunder (based in each case, on the Fair Market Value of such shares of Stock on the date the option is exercised, as determined by the Board).




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                  No shares of Common Stock shall be issued until full payment therefor has been made. An optionee generally shall have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 8(a).

                  (e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

                  (f) Termination by Death. Subject to Section 5(j), if an optionee's employment by the Corporation terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee's employment by the Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Board may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Board), for a period of three months from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (h) Termination by Reason of Retirement. Subject to Section 5(j), if an optionee's employment by the Corporation terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Board may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Board), for a period of three months (or such shorter period as the Board may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (i) Other Termination. Unless otherwise determined by the Board (or pursuant to procedures established by the Board) at or (except in the case of an Incentive Stock Option) after grant, if an optionee's employment by the Corporation is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the




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         Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term. If an optionee voluntarily terminates employment with the Corporation (except for Disability, Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Board at grant or (except in the case of an Incentive Stock Option) thereafter may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option's term.

                  (j) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

                  No Incentive Stock Option shall be granted to any participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Stock with respect to which all Incentive Stock Options issued after December 31, 1986 are exercisable for the first time by such participant during any calendar year (under all such plans of the Company and any Subsidiary) to exceed $100,000.

                  To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement if (x) a participant's employment is terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(f), (g) or (h), applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option.

SECTION 6. CHANGE IN CONTROL PROVISIONS.

         (a) Impact of Event. In the event of a Change in Control as defined in
Section 6(b), any Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

         (b) Definition of Change in Control. A "Change in Control" means the happening of any of the following:

                  (i) any person or entity, other than the Corporation, a wholly-owned subsidiary thereof, or any employee benefit plan of the Corporation or any of its Subsidiaries,



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         becomes the beneficial owner of the Corporation's securities having
         50% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

                  (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction.

SECTION 7. QUALIFIED PUBLIC OFFERING

         (a) Impact of Event. In the event of a Qualified Public Offering as defined in Section 7(b), any Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

         (b) Definition of Qualified Public Offering. A "Qualified Public Offering" means the sale by way of a public offering registered under the Securities Act of 1933 of Common Stock resulting in gross proceeds to the Corporation of not less than $12 million at a price of at least $6.00 per share (subject to adjustments for stock-splits and recapitalizations subsequent to the effective date of the Plan set forth in Section 11 hereof).




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SECTION 8. AMENDMENTS AND TERMINATION.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option award theretofore granted, without the optionee's or participant's consent.

         The Board may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Board also may substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

         Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 9. SALES OF COMMON STOCK TO THIRD PARTIES; RIGHT OF FIRST REFUSAL.

         Shares of Common Stock purchased by a grantee pursuant to the exercise of Stock Options granted under the Plan ("Plan Shares") shall not be transferable, other than by will or the laws of decent and distribution, unless first offered to the Corporation in accordance with the terms of this Section 9 (the "Right of First Refusal").

         (a) Notice of Intent to Sell. If a grantee (a "Selling Shareholder") wishes to sell any or all of the Plan Shares owned by the Selling Shareholder, the Selling Shareholder shall give written notice of such fact to the Corporation (the "Shareholder Notice"), specifying the number of Plan Shares the Selling Shareholder wishes to sell.

         (b) Purchase by the Corporation. Within 60 days following the receipt of the Shareholder Notice, the Corporation may give written notice to the Selling Shareholder (the "Corporation Notice") that the Corporation wishes to purchase some or all of the Plan Shares covered by the Shareholder Notice. The Corporation Notice shall specify the number of Plan Shares that the Corporation wishes to purchase. The purchase price for the Plan Shares to be purchased by the Corporation shall be their Fair Market Value as of the date of the Shareholder Notice. If the Corporation delivers a Corporation Notice to the Selling Shareholder within 60 days following the date of receipt of the Shareholder Notice, the Corporation and the Selling Shareholder shall proceed to a closing of the purchase of the number of Plan Shares specified in the Corporation Notice, to take place on a date selected by the Corporation no more than 120 days following the date of the Corporation Notice.

         (c) Purchase by a Third Party. If the Corporation fails to deliver a Corporation Notice to the Selling Shareholder within 60 days following the date of receipt of the Shareholder Notice,



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or if the Corporation indicates in the Corporation Notice that it does not wish to purchase all of the Plan Shares covered by the Shareholder Notice, the Shareholder may, subject to any other restrictions to which such Shareholder is bound, within the next succeeding 120 days, sell to a third party (the "Third Party") any Plan Shares that the Corporation does not wish to purchase. As a condition of such sale, the Corporation may require the Third Party to deliver to the Corporation a written representation to the effect that such Third Party is purchasing the Shares for investment purposes, and not with a view to resale or distribution thereof. The Corporation in its sole discretion may require any stock certificates issued in the name of the Third Party to bear any legends deemed appropriate by the Corporation to reflect any applicable legal restrictions on transfer.

         (d) Termination of Right of First Refusal. The Corporation's Right of First Refusal shall terminate upon the sale of Common Stock by the Corporation by way of a public offering registered under the Securities Act of 1933.

SECTION 10. GENERAL PROVISIONS.

         (a) Legends; Restrictions on Transfer. The Board may require each person acquiring shares pursuant to a Stock Option under the Plan to represent to and agree with the Corporation in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission and any applicable Federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Awards of any securities granted to a person pursuant to the Plan shall not be transferable by the grantee other than by will or laws of descent and distribution. No securities purchased by a grantee upon the exercise of Stock Options shall be transferred, other than by will or laws of desent and distribution, except in accordance with Section 7.

         (c) Other Compensation. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (d) No Rights to Continued Employment. The adoption of the Plan shall not confer upon any employee of the Corporation any right to continued employment with the Corporation nor shall it interfere in any way with the right of the Corporation to terminate the employment of any of its employees at any time.




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         (e) Withholding. No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (f) Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

SECTION 11. EFFECTIVE DATE OF PLAN.

         The Plan shall be effective as of July 22, 1996.

SECTION 12. TERM OF PLAN.

         No Stock Option shall be granted pursuant to the Plan on or after July 22, 2006, but Stock Options granted prior to such tenth anniversary may be extended beyond that date.



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